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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THOMAS INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THOMAS INDUSTRIES INC.
4360 Brownsboro Road
Suite 300
Louisville, Kentucky 40207
(502) 893-4600

Notice of Annual Meeting of Shareholders

April 22, 2004

TO THE SHAREHOLDERS:

        The Annual Meeting of Shareholders of Thomas Industries Inc., a Delaware corporation, will be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on Thursday, April 22, 2004, at 10:00 A.M. Eastern Daylight Time, for the following purposes:

  1.
  To elect three Class III directors.

  2.
  To consider and approve the Amended and Restated Thomas Industries Inc. 1995 Incentive Stock Plan.

  3.
  To consider and vote upon a shareholder proposal if presented at the meeting.

  4.
  To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The board of directors has fixed the close of business on February 27, 2004, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors
Phillip J. Stuecker Vice President of Finance, Chief Financial Officer, and Secretary
March 12, 2004

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

THOMAS INDUSTRIES INC.
4360 Brownsboro Road
Suite 300
Louisville, Kentucky 40207

Proxy Statement

Annual Meeting of Shareholders to be Held April 22, 2004

To the Shareholders of
    THOMAS INDUSTRIES INC.:

        This Proxy Statement is being mailed to shareholders on or about March 12, 2004, and is furnished in connection with the solicitation by the board of directors of Thomas Industries Inc., a Delaware corporation (the "Corporation"), of proxies for the Annual Meeting of Shareholders to be held on April 22, 2004, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Corporation.

        A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors, the approval of the Amended and Restated Thomas Industries Inc. 1995 Incentive Stock Plan, the shareholder proposal and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

        Expenses incurred in the solicitation of proxies will be borne by the Corporation. Officers of the Corporation may make additional solicitations in person or by telephone. In addition, the Corporation has retained Georgeson Shareholder Communications Inc., to assist in the solicitation of proxies for a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation.

        The Annual Report to Shareholders and Form 10-K for fiscal year 2003 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Corporation.

        As of February 27, 2004, the Corporation had outstanding 17,326,299 shares of common stock; and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

SECURITIES BENEFICIALLY OWNED BY
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of February 27, 2004, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Corporation to own beneficially more than 5 percent of its outstanding common stock, (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table who are not directors, and (iv) all executive officers, directors, and nominees as a group.

        Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of common stock of the Corporation, either alone or jointly with others, are deemed to be beneficial owners of such common stock. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of common stock of the Corporation listed in the table, after elimination of such duplication, is 7,747,811, (44.72 percent of the outstanding common stock).

	Name	Number of Shares And Nature of Beneficial Ownership		Percent of Class
(i)	Gabelli Group One Corporate Center Rye, NY 10580	3,414,763	(1)	19.71%
	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,480,900	(2)	8.55
	Werner Rietschle Holding GmbH Grienmatt 79650, Schopfheim, Germany	1,800,000	(3)	10.39
(ii)	Timothy C. Brown	429,008	(4)(6)	2.48
	Wallace H. Dunbar	272,035	(5)(7)(8)	1.57
	H. Joseph Ferguson	34,880	(5)(8)	*
	Lawrence E. Gloyd	39,610	(5)	*
	William M. Jordan	47,985	(5)(8)	*
	Franklin J. Lunding, Jr.	34,014	(5)(8)	*
	Anthony A. Massaro	22,834	(5)	*
	George H. Walls, Jr.	—		—
(iii)	Dieter W. Rietschle	1,800,000	(3)(9)	10.39
	Peter H. Bissinger	51,361	(6)	*
	Phillip J. Stuecker	142,276	(6)	*
	James J. Kregel	21,435	(6)	*
(iv)	All Executive Officers, Directors, and Nominees as a Group (12 people)	2,852,148	(5)(6)(10)	16.46

*
Less than 1.0%

(1)
Based on an amendment to Schedule 13D filed by certain reporting persons (the "Gabelli Group") with the Securities and Exchange Commission dated November 4, 2003. One of the members of the Gabelli Group, GAMCO Investors, Inc., beneficially owns 2,818,163 shares, representing 16.27% of the outstanding common stock. GAMCO Investors, Inc. has sole voting power with respect to 2,730,363 of such shares. The other reporting persons included in this group are Gabelli Funds, LLC, MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management Inc., and Mario J. Gabelli.

(2)
Based on an amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates"), and T. Rowe Price Small-Cap Value Fund, Inc., with the Securities and Exchange Commission dated February 13, 2004. T. Rowe Price Small-Cap Value Fund, Inc., beneficially owns and has sole voting power with respect to 955,600 shares, representing 5.52% of the outstanding common stock. Price Associates has sole voting power with respect to 482,800 shares and sole dispositive power with respect to 1,480,900 shares. The 13G indicates that with respect to the shares held by Price Associates, such shares are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments.

(3)
Based on a Form 3 filed by Werner Rietschle Holding GmbH with the Securities and Exchange Commission dated August 29, 2002. Werner Rietschle Holding GmbH is the legal entity from which the Corporation purchased substantially all of the assets of the Rietschle business in August 2002.

(4)
Excludes 362 shares owned separately by Mr. Brown's spouse. Mr. Brown disclaims that he is the beneficial owner of any shares of which except for Rule 13d-3 he would not be deemed the beneficial owner.

(5)
Includes shares that may be acquired pursuant to stock options exercisable within sixty days under the Thomas Industries Inc., Non-employee Director Stock Option Plan as follows: Mr. Gloyd, 30,000 shares; Messrs. Jordan and Massaro, 18,000 shares each; Mr. Lunding, 15,000 shares, and Messrs. Dunbar and Ferguson, 9,000 shares each.

(6)
Includes shares that may be acquired pursuant to stock options exercisable within sixty days as follows: Mr. Brown, 310,750 shares; Mr. Bissinger, 39,825; Mr. Stuecker, 87,650 shares; Mr. Kregel, 16,900 shares; and all executive officers as a group, 455,125 shares.

(7)
Includes 3,048 shares owned by the Dunbar Foundation, for which Mr. Dunbar serves as President. Mr. Dunbar disclaims beneficial ownership of such shares.

(8)
Includes 14,430 shares held by the Thomas Industries Master Trust, as amended, of which Messrs. Ferguson, Jordan, Lunding, and Dunbar comprise the Investment Committee. The Investment Committee has the power to vote and direct disposition of such shares, except for certain restrictions placed upon the Investment Committee by the Trustee in the event of a tender offer for the shares of the Corporation. Messrs. Ferguson, Jordan, Lunding, and Dunbar disclaim beneficial ownership of such shares.

(9)
Mr. Rietschle has 49% ownership and 51% voting control of Werner Rietschle Holding GmbH.

(10)
The total number of shares of common stock of the Corporation reported for executive officers, directors, and nominees as a group is shown after eliminating duplication within the table.

PROPOSAL 1. ELECTION OF DIRECTORS

        The Restated Certificate of Incorporation of the Corporation provides that the board of directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. On December 9, 2003, the board of directors amended the Corporation's Bylaws to increase the number of directors from eight to nine and to increase the number of members of Class III from two to three. George H. Walls, Jr. was elected by the board of directors as a Class III director to fill the newly created vacancy. Dieter W. Rietschle resigned as a director, effective as of February 12, 2004. As a result of his resignation, the board of directors has amended the Corporation's Bylaws to reduce the number of directors from nine to eight and to reduce the number of members of Class II from three to two. At the Annual Meeting of Shareholders, three Class III directors are to be elected to serve until 2007, and five directors will continue to serve in accordance with their prior election or appointment.

        It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present board of directors. It is expected that the nominees will serve; but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

        The board of directors recommends a vote FOR each of the Class III nominees.

Nominees and Continuing Directors

        The following table sets forth certain information with respect to the nominees and the continuing directors:

Name, Age and Year First Elected Director	Principal Occupation and Other Information
Class III Nominees for Election with Terms Expiring in 2007
H. Joseph Ferguson Age 70 1989	Founded Ferguson, Wellman Capital Management in 1975 (registered investment advisers). Retired as a director of Ferguson Wellman on December 31, 1997, and was President of Ferguson Wellman until 1993.
Anthony A. Massaro Age 59 1997
President and Chief Executive Officer of Lincoln Electric Holdings, Inc. (manufacturer of arc welding products) since 1996 and Chairman of the Board since 1997. Director of Commercial Metals, Inc. and PNC Financial Services Group.
George H. Walls, Jr. Age 61 2003
Chief Deputy for the North Carolina Office of the State Auditor since 2000. Special Assistant to the Chancellor and Assistant Secretary to the Board of Trustees of North Carolina Central University from 1993-2000. Prior to that Mr. Walls served as an officer of the U.S. Marine Corp for 28 years, attaining the rank of brigadier general. Director of Lincoln Electric Holdings, Inc.

Class I Directors with Terms Expiring in 2005
Wallace H. Dunbar Age 72 1991	Chairman of the Board of Americo Group (vinyl and fabric lamination) for more than five years. Mr. Dunbar previously served as a director of the Corporation from 1968 to 1979.
Lawrence E. Gloyd Age 71 1987	Retired in March 2000 as Chairman of the Board and Chief Executive Officer of CLARCOR Inc. (manufacturer of filtration and packaging products), a position held since 1990.
William M. Jordan Age 60 1995
Retired President and Chief Operating Officer of Flowserve Corp. (manufacturer of pumps and related products). President and Chief Operating Officer of Flowserve Corp. from August 1997 to November 1998, and prior thereto Chairman, President, and Chief Executive Officer of The Duriron Corporation, Inc. Director of NIBCO.
Class II Directors with Terms Expiring in 2006
Timothy C. Brown Age 53 1989	President and Chief Executive Officer of the Corporation since February 1992 and Chairman of the Board since April 1995.
Franklin J. Lunding, Jr. Age 65 1972
Attorney in private practice for more than five years. Retired Chairman of the Board, President, and Chief Executive Officer of BioCatalyst Resources, Inc., and its wholly owned subsidiary, The Prozyme Co., Inc. (manufacturer and distributor of enzyme-based food supplements).

EXECUTIVE COMPENSATION

        The following table presents summary information concerning compensation awarded, or paid to, or earned by, the Chief Executive Officer and each of the other executive officers at December 31, 2003, during each of the last three fiscal years for services rendered to the Corporation and its subsidiaries.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation(3)
					Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)(4)	Long-Term Incentive Plan ($)(5)	All Other Compensation ($)(6)
Timothy C. Brown President, Chief Executive Officer and Chairman of the Board	2003 2002 2001	$460,000 425,000 405,600	$143,974 255,000 84,917	— — —	21,700 35,000 40,000	$214,099 180,044 25,000	$69,782 77,078 71,792
Dieter W. Rietschle(7)(8) General Manager, TIWR Holding GmbH & Co. KG	2003 2002	$383,628 117,783	$78,850 24,538	— —	— —	— —	— —
Peter H. Bissinger(7) Vice President, General Manager, European Group	2003 2002 2001	$285,491 193,124 182,991	$337,604 325,630 308,551	— — —	3,765 4,200 4,500	$17,220 13,850 —	$222,659 96,331 101,677
Phillip J. Stuecker Vice President of Finance, Chief Financial Officer, and Secretary	2003 2002 2001	$228,000 220,000 213,210	$45,571 92,400 26,037	— — —	8,095 11,430 11,000	$58,547 47,088 —	$25,932 31,328 33,793
James J. Kregel(9) Vice President, General Manager, North American Group	2003 2002 2001	$165,000 130,695 126,275	$37,836 38,369 8,549	— — —	2,065 4,825 3,000	— — —	$17,429 12,117 12,193

(1)
Represents bonuses paid under the Key Employee Bonus Plan described in the Compensation Committee Report on Executive Compensation.

(2)
The named executive officers received certain perquisites in 2001, 2002, and 2003, the amount of which did not exceed the lesser of $50,000, or 10 percent of any such officer's salary and bonus.

(3)
No restricted stock was granted to any of the named executive officers in 2001, 2002, or 2003; and no shares of restricted stock were held by any of the named executive officers as of the end of 2003.

(4)
Represents cash only stock appreciation rights awarded in 2003, and stock options awarded in 2002 and 2001 under the Corporation's incentive stock plans.

(5)
Represents December 31 market value of shares earned and certified by the Compensation Committee under Long-Term Incentive Plan awards for the previous three-year period. For 2001, the Compensation Committee made a discretionary performance award to Mr. Brown of 1,000 shares.

(6)
All Other Compensation represents amounts contributed or accrued for Messrs. Brown, Stuecker and Kregel under the Corporation's Profit Sharing Plan and Supplemental Profit Sharing Plan of $48,603, $19,932, and $11,429, respectively, a 401(k) matching contribution of $6,000 for Messrs. Brown, Stuecker and Kregel and, a contribution of $15,179 for Mr. Brown under the Corporation's Supplemental Executive Retirement Plan. Other

  compensation for Mr. Bissinger represents an amount accrued for Mr. Bissinger under an unfunded defined contribution plan.

(7)
Salary, bonus, and all other compensation are converted using the average exchange rate of 1.1329 for 2003, .9438 for 2002, and .8943 for 2001 for euros and the average exchange rate of 1.6398 for 2003 and 1.5033 for 2002 for British pounds.

(8)
Mr. Rietschle was appointed as a general manager of TIWR Holding GmbH & Co. KG effective August 30, 2002.

(9)
Mr. Kregel was appointed Vice President, General Manager, North American Group effective April 17, 2003.

        The following tables present certain additional information concerning cash only stock appreciation rights (SAR's) granted to the named executive officers during 2003 and the value of SAR's held by such officers at fiscal year end.

STOCK APPRECIATION RIGHTS GRANTED IN LAST FISCAL YEAR

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For SAR Term(3)
	Number of Securities Underlying SAR's Granted(#)(1)	% of Total SAR's Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)(2)	Expiration Date
					5%	10%
Timothy C. Brown	21,700	12.8%	$34.35/sh	12/19/13	$469,599	$1,185,178
Dieter W. Rietschle	—	—	—	—	—	—
Peter H. Bissinger	3,765	2.2	$34.35/sh	12/19/13	81,476	205,631
Phillip J. Stuecker	8,095	4.8	$34.35/sh	12/19/13	175,180	442,121
James J. Kregel	2,065	1.2	$34.35/sh	12/19/13	44,688	112,783

(1)
All SAR's were granted on December 19, 2003, one-third of each SAR becoming exercisable each year beginning December 19, 2005.

(2)
The exercise price for all SAR's granted is equal to the closing market price of the Corporation's common stock on December 19, 2003.

(3)
The amounts shown under these columns are the result of calculations at 5 percent and 10 percent annual rates over the ten-year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Corporation's common stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

        The following table sets forth information with respect to the named executive officers concerning exercise of options during the last fiscal year and unexercised options held as of the end of this fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options and SAR's at FY-End (#)
					Value of Unexercised In-the-Money Options and SAR's at FY-End ($)(2)
Name	Shares Acquired On Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy C. Brown	22,500	$447,366	310,750	116,950	$5,580,223	$976,514
Dieter W. Rietschle	—	—	—	—	—	—
Peter H. Bissinger	—	—	39,825	15,540	732,156	123,562
Phillip J. Stuecker	9,000	165,540	87,650	36,175	1,603,438	283,421
James J. Kregel	4,500	92,175	16,900	11,315	281,819	88,330

(1)
Represents the difference between the closing price of the Corporation's common stock on the date of exercise and the exercise price of the option.

(2)
Based on the market value of the Corporation's common stock on December 31, 2003.

        The following table presents information concerning performance share awards granted to the named executive officers during 2003 under the Corporation's 1995 Incentive Stock Plan.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts under Non-Stock Price- Based Plans
Name	Number of Performance Shares (#)	Performance Period until Maturation	Target (#)	Maximum (#)
Timothy C. Brown	10,000	12/31/06	10,000	15,000
Dieter W. Rietschle	—	—	—	—
Peter H. Bissinger	400	12/31/06	400	600
Phillip J. Stuecker	2,500	12/31/06	2,500	3,750
James J. Kregel	2,000	12/31/06	2,000	3,000

        Up to 150 percent of the target shares may be earned, depending on the total shareholder return of the Corporation during the three-year period commencing January 1, 2004, and ending December 31, 2006, as compared with the total shareholder return for the Standard & Poor's Small Cap 600 Index. During the performance period, dividend equivalents will be credited based on actual shares earned. The performance share awards provide for pro rata vesting in the event of death, disability, or retirement, and adjust for stock dividends or splits. In the event of a change in control, the performance goals established thereunder shall be deemed satisfied and 100 percent of the target shares will be delivered. In the event of a merger, consolidation, or combination of the Corporation with or into another corporation, the target shares shall be converted into the acquisition consideration. Recipients of the performance share awards may elect to defer receipt of any shares earned during the performance period in accordance with the terms of the performance share awards.

Other Compensation Arrangements

        The Corporation entered into agreements ("Change of Control Agreements") with Messrs. Brown and Stuecker effective October 1, 1988. The Change of Control Agreements provide for continued employment of the respective officer by the Corporation for a period of two years following a "change of control" (as defined) on an equivalent basis to employment immediately before the change of control. If the employee is terminated other than for "cause" (as defined) or if the employee terminates his employment for "good reason" (as defined) after a change of control of the Corporation, each agreement provides for (a) payment of the employee's "highest base salary" (as defined) and prorated annual bonus through the date of termination, (b) payment of the present value of the employee's highest base salary (plus an annual bonus) for a period of three years, (c) payment of any compensation previously deferred, (d) payment of the present value of three annual payments, each equal to the "average annual contribution" (as defined) by the Corporation for the benefit of the employee to all the Corporation's retirement plans, and (e) the continuation of benefits to the employee and/or the employee's family provided in connection with the Corporation's medical and life insurance policies for a period of three years. If it is determined that any payment made pursuant to these agreements would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the respective employee would be entitled to receive additional payments so that the employee would be in the same after-tax position as if no excise tax were imposed. The Change of Control Agreements also provide that an employee will be reimbursed for any legal expenses incurred in litigating his rights under the agreement. Subject to earlier termination as a result of death, disability, retirement, or termination of employment (unrelated to a change of control), these agreements have three-year terms, automatically extending for an additional one-year term from October 1 of each year unless the Corporation terminates the extension upon sixty days' prior notice.

        In conjunction with the Change of Control Agreements, the Corporation entered into an agreement with National City Trust Corporation establishing a trust to provide in whole, or in part, for the payment of the benefits payable under the Change of Control Agreements. The Corporation, at the direction of the board of directors, may contribute to the trust such sums of money or other property as it from time to time deems appropriate to meet its obligations under the Change of Control Agreements.

        In addition, as of February 27, 2004 options for a total of 504,074 shares and SAR's for a total of 166,230 shares of common stock granted under the Corporation's incentive stock plans and presently outstanding (but not currently exercisable) will become immediately exercisable in the event of a change of control of the Corporation.

        The board of directors adopted a Severance Pay Policy, effective October 1, 1988, for all full-time officers of the Corporation. If an officer is involuntarily terminated by the Corporation (other than for misconduct), upon the execution by such officer of a waiver and release of all claims against the Corporation, he or she will receive severance pay equal to one-half month's compensation (at the pay rate in effect at the date of the termination) for each year of continuous full-time employment with the Corporation. Severance pay under the Policy is subject to a minimum payment equal to one month's compensation and a maximum payment equal to one year's compensation and will be payable in installments. Any installments outstanding at the time the subject individual begins new employment or self-employment will be waived automatically under the terms of the Policy. In addition, an officer shall be entitled to a "non-compete lump sum" equal to the severance pay described above if the terminated officer executes a one year Non-Compete Agreement. This non-compete lump sum is payable one year after the date of involuntary termination provided the terminated officer remains in compliance with the Non-Compete Agreement.

        An officer who, within the scope of this Severance Pay Policy, voluntarily terminates employment with the Corporation shall be entitled to a maximum of one month's severance pay. If the Corporation, a division, or subsidiary of the Corporation is sold by the Corporation, no officer shall be deemed terminated because of such sale and there shall be no entitlement to severance pay pursuant to this Severance Pay Policy.

        Effective in 1997, the Corporation entered into an employment agreement with Mr. Brown by which he will be employed as President and Chief Executive Officer of the Corporation. The term of the Agreement will be extended automatically at the end of each day for an additional day so that the remaining term of the Agreement will be three years, provided that such automatic extension may be terminated by the board of directors. This agreement provides for a minimum base salary of $390,000 for the years 2000 and thereafter. It also makes Mr. Brown eligible for (i) annual target bonuses of not less than sixty percent of his salary, (provided, however, that Mr. Brown has agreed to an annual target bonus for 2003 of approximately 57% of his salary and an annual target bonus for 2004 of approximately 58% of his salary) and (ii) participation in the Corporation's 1995 Incentive Stock Plan and awards of stock options and performance shares as determined from time to time by the Compensation Committee. The agreement may be terminated by the Corporation at any time for cause as defined in the Change of Control Agreements referred to above. If Mr. Brown's employment is terminated by the Corporation without cause, the Corporation will be obligated to (i) pay Mr. Brown his base salary for a 36-month period from the date of termination, (ii) provide Mr. Brown with health and life insurance coverage to which he would otherwise have been entitled, and (iii) pay Mr. Brown a lump sum distribution equal to the present value of three annual contributions to the Corporation's retirement plan. In the event of a change of control, the provisions of the Change of Control Agreements referred to above supersede the provisions of the employment agreement.

        Effective August 30, 2002, the Corporation entered into an agreement with Mr. Rietschle whereby he was appointed General Manager of TIWR Holding GmbH & Co. KG. The agreement will expire on December 31, 2004, but will be automatically extended for one year periods unless notice of termination is provided six months prior to the expiration date. Mr. Rietschle will be entitled to an annual salary of 232,000 euro ($292,250 based on actual year-end exchange rate), as well as an annual bonus of up to thirty percent (30%) of his salary. In 2002 and 2003, Mr. Rietschle received additional remuneration from various subsidiaries of TIWR Holding GmbH & Co. KG for which he provides services, all of which is included in the summary compensation table. Beginning January 1, 2004, all of Mr. Rietschle's remuneration will be paid by TIWR Holding GmbH & Co. KG.

        Effective January 1, 2003, the Corporation entered into an agreement with Mr. Bissinger whereby he was appointed Managing director of TIWR Holding GmbH & Co. KG. The contract may be terminated no earlier than December 31, 2005, and a notice period of 12 months from the end of the calendar year must be provided. Mr. Bissinger will be entitled to an annual base salary of 252,000 Euro ($317,444 based on actual year-end exchange rate), as well as a guaranteed bonus of 298,000 Euro ($375,391 based on actual year-end exchange rate), payable by February 1 of the following year. Mr. Bissinger will also be eligible for participation in the Corporation's 1995 Incentive Stock Plan and awards of stock options and performance shares as determined from time to time by the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        The information set forth in the following table is as of December 31, 2003:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
		Weighted-average exercise price of outstanding options, warrants and rights
Plan Category
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,526,271	$20.16	275,565
Equity compensation plans not approved by security holders	—	—	—

Total	1,526,271	$20.16	275,565

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the board of directors has furnished the following report on executive compensation for 2003:

Executive Officer Compensation Policies and 2003 Results

        The Compensation Committee of the board of directors administers the Corporation's executive officer compensation program, consisting of base salary, annual bonus opportunities, and stock option grants. Base salary levels reflect individual officer responsibilities and performance over time; adjustments to base salary reflect both individual performance and the Compensation Committee's judgment of Corporation and business unit financial performance. The Corporation's Key Employee Bonus Plan directly links potential annual incentive payments to the accomplishment of predetermined financial and functional goals. A portion of each executive officer's potential bonus is tied to the Corporation's overall financial performance. Awards under the Corporation's 1995 Incentive Stock Option Plan directly link potential participant rewards to increases in shareholder value. As a result of the Corporation's practice in implementing these plans, more than 50 percent of the total senior executive officers' potential compensation is directly related to financial performance and increases in shareholder value.

        With respect to 2003, the Committee approved executive officer salaries based on individual performance and the results of an executive compensation survey conducted for 2002 on behalf of the Committee by an independent executive compensation consulting firm (the "Survey"). Using the Survey as a guide, the Committee believes executive officer base salaries for 2003 are at the median competitive base salary levels of comparatively sized companies.

        For the 2003 Key Employee Bonus Plan, the Committee approved goals based on corporate pre-tax earnings, business unit operating income, return on net assets, and individual participant performance. As a result of the achievement of such goals in 2003, bonuses were awarded to executive officers. See the Summary Compensation Table on page 6.

        Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for any executive officer is below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto, except for the performance share award program which has been approved by shareholders.

        Effective in 1997, the Corporation adopted the performance share award program to provide incentives and a more competitive compensation package for its executive officers. The performance share awards are based on the achievement of certain long-term performance goals of the Corporation related to total shareholder return. The Compensation Committee has established targets and goals based on total shareholder return as compared to the Standard & Poor's Small Cap 600 Index and has granted performance share awards to the named executive officers based on these goals. For more information on this subject see "Long-Term Incentive Plan Awards in Last Fiscal Year."

        In 1999, the Compensation Committee approved stock ownership guidelines of four times base pay for the Chief Executive Officer, two times base pay for Vice Presidents, and one and one-half times base pay for other officers. The targeted stock ownership should be achieved by the later of (i) December 31, 2004 or (ii) four years from the date such individual is appointed an officer of the Corporation. Deferred shares will be included in the ownership calculation, but outstanding stock options will not be included.

Chief Executive Officer Compensation

        For 2003, Mr. Brown's potential bonus award was based on the Corporation meeting certain financial objectives, including targets related to Corporation-wide earnings and return on assets as well as operating income and return on assets of the Pump & Compressor business and certain functional objectives. Since such goals were achieved, a bonus was paid for 2003 performance under the bonus program established in February 2003 by the Committee. See the Summary Compensation Table on page 6.

        In 2003, the Committee granted Mr. Brown cash only stock appreciation rights (SAR's) as part of his overall compensation. The Committee believes that Mr. Brown's SAR grant helps to align his compensation directly with shareholder value. The potential value of this grant is based solely on increases in the fair market value of the Corporation's stock during the term of the SAR.

        The Compensation Committee granted Mr. Brown a performance share award based on total shareholder return for the reasons discussed above. The combination of SAR's and performance share awards granted to Mr. Brown is intended to bring his overall compensation within a competitive range for chief executive officers of companies comparable to the Corporation. For more information concerning the performance share awards, see "Long-Term Incentive Plan Awards in Last Fiscal Year."

        Effective in 1997, the Compensation Committee recommended to the full board of directors that the Corporation enter into an employment agreement with Mr. Brown. For further information on the employment agreement, see "Other Compensation Arrangements" on page 9.

Compensation Committee

Lawrence E. Gloyd, Chairman
William M. Jordan
Anthony A. Massaro

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        During 2003, no executive officer of the Corporation served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Corporation during 2003, and no member of the Compensation Committee was formerly an officer of the Corporation.

RELATED PARTY TRANSACTIONS

        The Corporation has an accounts receivable of approximately $900,000 as of December 31, 2003, from Werner Rietschle Holding GmbH, a shareholder and the entity which sold the Corporation the assets in the Rietschle transaction. This amount primarily related to taxes paid by the Corporation on behalf of Werner Rietschle Holding GmbH in the fourth quarter of 2003. Dieter Rietschle, who is the Corporation's general manager of its TIWR Holding GmbH & Co. KG subsidiary and a former director, has 49% ownership and 51% voting control of Werner Rietschle Holding GmbH.

AUDIT COMMITTEE REPORT

        The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the board of directors and attached hereto as Exhibit A include providing oversight to the Corporation's financial reporting process through periodic meetings with the Corporation's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Corporation is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Corporation's senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management the Corporation's audited financial statements included in the 2003 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

        We have discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Corporation's financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Corporation that in its professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us and has confirmed in such letter that, in its professional judgment, it is independent of the Corporation within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Corporation's audited financial statements included in the Corporation's 2003 Annual Report on Form 10-K, we have recommended to the board of directors that such financial statements be included in the Corporation's Annual Report on Form 10-K.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Corporation's independent auditors. In giving our recommendation to the board of directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Corporation's independent auditors with respect to such financial statements.

Audit Committee

Wallace H. Dunbar, Chairman
William M. Jordan
Franklin J. Lunding, Jr.
Anthony A. Massaro
George H. Walls, Jr.

INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP (Ernst & Young) was selected by the Audit Committee as independent auditors for fiscal year ending December 31, 2003. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

        On May 21, 2002, the Audit Committee with authority granted by the board of directors appointed Ernst & Young as the Corporation's independent auditors for the 2002 fiscal year, replacing Arthur Andersen LLP (Arthur Andersen) which was dismissed from that role.

        Arthur Andersen's report on the financial statements for the fiscal year preceding dismissal contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year and interim period preceding the dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

        The Audit Committee has appointed Ernst & Young as the independent auditors for the 2004 fiscal year subject to approval of the audit scope and fees.

        Set forth below is a summary of certain fees paid to Ernst & Young for services for the years ended December 31, 2003 and December 31, 2002.

	2003	2002
Audit Fees	$761,200	$595,200
Audit-Related Fees	92,200	661,900
Tax Fees	617,000	417,100
All Other Fees	20,000	—

Total	$1,490,400	$1,674,200

        Below is a description of the nature of services comprising the fees disclosed for each category above.

Audit Fees

        The Corporation estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Corporation's annual financial statements set forth in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, and (ii) the review of the Corporation's quarterly financial statements set forth in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, were $761,200. The Corporation paid Ernst & Young $595,200 for professional services rendered in connection with (i) the audit of the Corporation's annual financial statements set forth in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, and (ii) the review of the Corporation's quarterly financial statements set forth in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, and September 30, 2002. The review of the Corporation's first quarter financial statements set forth in the Corporation's March 31, 2002 Form 10-Q was performed by Arthur Andersen for a fee of $6,500.

Audit-Related Fees

        The Corporation paid Ernst & Young $92,200 in 2003 and $661,900 in 2002 for audit-related fees primarily resulting from the Rietschle acquisition.

Tax Fees

        Fees of $617,000 in 2003 and $417,100 in 2002 were paid to Ernst & Young by the Corporation for income tax compliance and consulting services.

All Other Fees

        The Corporation incurred fees for all other services rendered by Ernst & Young totaling $20,000 for 2003 and $0 for 2002. The fees paid in 2003 were for certain services provided to our European operations.

        The Audit Committee has advised the Corporation it has determined that the non-audit services rendered by the Corporation's independent auditors during the years ending December 31, 2003 and December 31, 2002 are compatible with maintaining the independence of such auditors.

Pre-approval of Services by the External Auditor

        The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Corporation's external auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee pre-approved all audit and permitted non-audit services by the Corporation's external auditors in 2003.

        Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Corporation by its external auditor.

CORPORATE GOVERNANCE PRACTICES AND SHAREHOLDER COMMUNICATIONS

        The Corporation's board of directors has determined that all the Corporation's directors, except the Chief Executive Officer, are independent within the meaning of the rules of the New York Stock Exchange. In determining independence, the board of directors considered the specific criteria for independence under the New York Stock Exchange rules and also the facts and circumstances of any other relationships of individual directors with the Corporation.

        The board and board committees regularly meet in executive session without the presence of any management directors or representatives. Anthony A. Massaro, Chair of the Nominating and Corporate Governance Committee, was designated as the lead independent director for 2004 and will preside over the executive sessions of the board.

        The Audit, Compensation and Nominating and Corporate Governance committees have each adopted a charter for their respective committees. These charters may be viewed on the Corporation's website, www.thomasind.com, and copies may be obtained by request to the Secretary of the Corporation. Those requests should be sent to: Corporate Secretary, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207.

        The board has adopted Corporate Governance Guidelines and a Corporate Compliance and Code of Ethics Policy. These documents may be viewed on the Corporation's website, www.thomasind.com, and copies may be obtained by request to the Secretary of the Corporation. Those requests should be sent to: Corporate Secretary; 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207.

        The board of directors has a policy under which directors may not stand for re-election after reaching the age of 70. This policy can be changed at any time by action of the board of directors. The board of directors has nominated H. Joseph Ferguson to stand for re-election as a director even though he has reached the age of 70. The board believes the Corporation and the board will continue to benefit from Mr. Ferguson's experience and knowledge.

        The Corporation expects all board members to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors, except one, attended the most recent annual meeting of shareholders, which was held on April 17, 2003.

        Shareholders may send communications to board members by either sending a communication to the board and/or a particular board member care of the Corporate Secretary of the Corporation at 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207, or by using e-mail at boardmember@thomasind.com. Communications intended for non-management directors should be directed to the Chair of the Nominating and Corporate Governance Committee at the e-mail address listed above by referencing the non-management directors in the subject line of the e-mail.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCESSES

        The Nominating and Corporate Governance Committee will consider board nominees recommended by shareholders. Those recommendations should be sent to the Chair of the Nominating and Corporate Governance Committee, care of the Corporate Secretary of Thomas Industries Inc., 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207. In order for a shareholder to nominate a candidate for director, under the Corporation's Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than ninety days prior to the meeting of shareholders. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other board memberships (if any). You must submit the nominee's consent to be elected and to serve. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. As provided in its Charter, the Nominating and Corporate Governance Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the board and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent board members and by shareholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Corporation and who represent the best interests of shareholders as a whole and not any specific interest group or constituency.

The committee will consider a candidate's qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, international business experience, a candidate's technical background or professional qualifications and other public company boards on which the candidate is a director. The committee will also consider whether the candidate would be "independent" for purposes of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. The committee may from time to time engage the service of a professional search firm to identify and evaluate potential nominees.

BOARD OF DIRECTORS

        The board of directors held five meetings during 2003. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of board committees on which they served in 2003.

        The Audit Committee members are: Wallace H. Dunbar, Chairman, William M. Jordan, Franklin J. Lunding, Jr., Anthony A. Massaro and George H. Walls, Jr. Members of the audit committee are independent under rules of the Securities and Exchange Commission and the New York Stock Exchange. The Corporation's board of directors has determined that Wallace H. Dunbar meets the qualifications of an "audit committee financial expert," as that term is defined by rules of the Securities and Exchange Commission and he is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. As provided in its charter, functions of the Audit Committee include the appointment, compensation and oversight of the Corporation's independent public accountants, reviewing with the independent public accountants the financial statements and their accompanying report and reviewing the system of internal controls and the adequacy of the internal audit program. Reference is made to the Audit Committee Report and the Audit Committee Charter included with this proxy statement, which appears earlier in this proxy statement, for a further description of the responsibilities of this Committee. The Audit Committee held six meetings during fiscal year 2003.

        The board of directors has a Compensation Committee which met four times during 2003. The Compensation Committee is currently composed of Lawrence E. Gloyd, Chairman, William M. Jordan, and Anthony A. Massaro. As provided in its charter, the functions of the Compensation Committee include establishing the remuneration for the Chief Executive Officer, evaluating the performance of the Chief Executive Officer, consulting with the Chief Executive Officer with respect to the compensation of other executives of the Corporation, and administering and determining awards under the Corporation's stock incentive plans and certain other employee benefit plans.

        The Nominating and Corporate Governance Committee met four times during 2003. The Nominating and Corporate Governance Committee is currently composed of Anthony A. Massaro, Chairman, H. Joseph Ferguson, Lawrence E. Gloyd and George H. Walls, Jr. As provided in its charter, the functions of the Nominating and Corporate Governance Committee include recommending to the board for its approval, the criteria and qualifications for membership on the board, developing policies and procedures with regard to identifying and considering director candidates, reviewing, revising and interpreting the Corporation's corporate governance policies and guidelines, evaluating the effectiveness of the board and its committees and reviewing senior management succession plans.

        Directors who are committee chairmen (except for directors who are employees of the Corporation) currently receive a fee of $23,000 per year, and all other directors (except for directors who are employees of the Corporation) receive a fee of $20,000 per year. In addition, all directors (except for directors who are employees of the Corporation) receive $1,000 for attendance at each board of directors meeting, committee meeting, special management meeting, if any, and annual meeting of shareholders, plus expenses for attendance. In addition, pursuant to the Corporation's Nonemployee Director Stock Option Plan, each non-employee director receives, on the date of each annual meeting, a non-qualified stock option to purchase 3,000 shares of common stock. Effective in 1997, the Nonemployee Director Stock Option Plan permits directors to elect to receive their annual retainer and meeting fees in shares of common stock. The board has approved amendments to the Corporation's 1995 Plan, one of which will make directors eligible to participate in that Plan instead of the 1997 Plan. The present intention is to continue the compensation for non-employee directors based on the parameters discussed in this paragraph. See "Approval of Amended and Restated Thomas Industries Inc. 1995 Incentive Stock Plan."

        Any director elected prior to 1995 terminating his membership on the board of directors after at least one year of service thereon is eligible to receive an annual retainer fee for three years following termination of board membership. Any new director elected to the board after 1994 is entitled to receive a benefit equal to one year's retainer fee for each three years served on the board of directors, up to a maximum of a three-year benefit. This fee is equal to the fee such director received as an active member of the board prior to termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that certain of the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. During 2003, to the knowledge of the Corporation, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the Corporation's cumulative total shareholder return, assuming reinvestment of dividends, for the last five years with the cumulative total return for the same period measured by the Standard & Poor's Small Cap 600 Index and the Value Line Machinery Index.

	1998	1999	2000	2001	2002	2003
Thomas Industries Inc.	$100.00	$105.88	$122.25	$133.11	$140.49	$189.34
Standard & Poor's Small Cap 600 Index	100.00	109.96	122.61	129.63	109.79	150.99
Value Line Machinery Index	100.00	136.20	140.16	173.06	173.21	273.53

        Based on $100 invested on December 31, 1998, in the Corporation's common stock, the Standard & Poor's Small Cap 600 Index and the Value Line Machinery Index.

PROPOSAL 2. APPROVAL OF AMENDED AND
RESTATED THOMAS INDUSTRIES INC.
1995 INCENTIVE STOCK PLAN

Background

        The board of directors has amended and restated the 1995 Incentive Stock Plan (the "Plan"), subject to shareholder approval, to increase the number of shares of common stock reserved under the Plan by 550,000 shares, to add non-employee directors as participants under the Plan, and to make other changes as discussed below. The purpose of the Plan is to enable the Corporation to offer non-employee directors, officers and other key employees of the Corporation and its subsidiaries and affiliates performance-based incentives and other equity interests in the Corporation, thereby attracting, retaining, and rewarding such participants and strengthening the mutuality of interests between such participants and the Corporation's shareholders. The proposed changes to the Plan will permit the Corporation to keep pace with changing developments in management compensation and make the Corporation competitive with those companies that offer stock incentives to attract and keep non-employee directors and key employees. Shareholder approval of the Plan also will permit stock options, stock appreciation rights and awards restricted by Performance Criteria (defined below) to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

        A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan that was filed electronically with this Proxy Statement with the Securities and Exchange Commission. Such text is not included in the printed version of this Proxy Statement. A copy of the Plan is available from the Corporation's Secretary at the address on the cover of this document.

Shares Available

        The Plan originally reserved 900,000 shares of common stock (as adjusted for the three-for-two stock split in 1998) for awards under the Plan. In 1999 the shareholders approved an increase in the number of shares reserved under the Plan by 750,000 shares. As of February 27, 2004, approximately 77,953 shares are currently available for awards under the Plan. In addition, the Nonemployee Director Stock Option Plan will expire on April 21, 2004. The board of directors has determined to make available under the Plan the remaining 131,377 shares as of February 27, 2004 not needed to satisfy awards outstanding under the Nonemployee Director Stock Option Plan. If the Corporation's shareholders approve this proposal, the total number of shares of common stock available for issuance under the Plan will be 759,330 (77,953 + 131,377 + 550,000), subject to the adjustments described below. All available shares may, but need not, be issued pursuant to the exercise of incentive stock options. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, with respect to either the Plan or the Nonemployee Director Stock Option Plan, those shares may again be used for new awards under the Plan. Any shares covered by a stock appreciation right shall not be counted against the number of reserved shares unless and until they are actually issued and delivered to a participant. Any shares exchanged by an optionee in payment of the exercise price of any stock option, any shares retained by the Corporation pursuant to a participant's tax withholding election, and any shares covered by a benefit which is settled in cash shall be added to the shares available under the Plan.

Administration

        The Plan provides for administration by a committee (the "Committee") to be comprised of either the Compensation Committee of the board or another committee designated by the board. Members of the Committee will satisfy requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the New York Stock Exchange and the Internal Revenue Service with respect to plans intending to be qualified under Section 162(m) of the Internal Revenue Code. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select nonemployee directors, officers and other key employees of the Corporation and its subsidiaries to receive awards, and determine the form, amount, and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards.

Eligibility of Participation

        Non-employee directors, officers and other key employees of the Corporation or any of its subsidiaries are eligible to participate in the Plan. The selection of eligible participants is within the discretion of the Committee. The estimated number of individuals who are eligible to participate in the Plan is 200. Since the approval of the Plan, approximately 43 percent of the options granted have been issued to officers, with the remaining 57 percent being issued to other key employees. Over this period, options for approximately 215,000 shares have been granted annually, with a five-year vesting schedule. This includes approximately 60 Corporation officers and other key employees and 140 key employees from Genlyte Thomas Group LLC ("GTG"), the lighting joint venture formed by the Corporation and The Genlyte Group Incorporated ("Genlyte") effective August 30, 1998. The Corporation has a 32 percent interest in GTG and issued 67,000 cash only stock appreciation rights ("SARs") to key employees of GTG in February 2004. The issuance of SARs to GTG key employees was based on the recommendation of the GTG Management Board to the Compensation Committees of the Corporation and Genlyte that SARs or stock options from the Corporation and Genlyte, respectively, be granted to GTG officers and other key employees as part of their overall compensation program. Due to the Corporation's substantial investment in the joint venture, the Corporation believes that the granting of SARs to key employees of GTG provides incentives to the key employees of GTG and benefits the shareholders of the Corporation. The present intention is to fix the compensation of directors along the lines currently discussed under the heading "Board of Directors".

Types of Awards

        The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock and restricted stock units; and (4) performance share awards. Awards may be granted singly, in combination, or in tandem, as determined by the Committee. The board may amend, suspend or modify the Plan at any time, except as limited by the terms of the Plan and the specific performance share awards.

Stock Option Grants

        The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option shall be fixed by the Committee, but shall not exceed ten years. The option price shall not be less than the fair market value of common stock on the date of grant. Generally, the fair market value shall be the closing price of the common stock on the New York Stock Exchange. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash, by the transfer to the Corporation of shares owned by the participant for at least six months on the date of transfer (or certification of such ownership) or in such other manner as may be authorized by the Committee.

Stock Appreciation Rights

        A stock appreciation right ("SAR") entitles the grantee to receive upon exercise of the SAR the appreciation in the market price of a stated number of shares of common stock during a stated term. SARs entitle the grantee to receive the same economic value upon exercise that would have been derived from exercise of a stock option relating to the same number of shares. The term of a SAR shall be fixed by the Committee but cannot exceed ten years. Payment of the appreciation may be made in cash, in shares, or a combination of both at the discretion of the Committee. It is currently anticipated that SARs primarily will be used in place of stock options and any appreciation in value will be paid in cash.

Restricted Stock and Restricted Stock Unit Grants

        Restricted stock consists of shares which are transferred or sold by the Corporation to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units provide a participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions could include, but are not limited to, Performance Criteria (as described below), continuous service with the Corporation, the passage of time or other restrictions.

        The grantee of restricted stock may not dispose of the shares prior to the expiration of the restriction period. During this period, the grantee would be entitled to vote the shares and, at the discretion of the Committee, receive dividends. Each certificate would bear a legend giving notice of the restrictions in the grant.

        The grantee of restricted stock units may dispose of the shares subject to the award after the expiration of the restriction period and the delivery of the shares to the grantee. The grantee of restricted stock units would be entitled to receive dividend equivalents, at the discretion of the Committee, and to vote the shares after the expiration of the restriction period and the delivery of the shares.

Performance Share Awards

        Each award of performance shares shall entitle the participant to a payment in the form of shares of common stock upon the attainment of performance goals and other terms and conditions specified by the Committee. Notwithstanding satisfaction of any performance goals, the number of shares issued under a performance shares award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a "Covered Employee" within the meaning of Section 162(m) of the Code. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of common stock otherwise required to be issued to a participant pursuant to a performance shares award.

Performance Goals

        Awards of restricted stock, restricted stock units and performance shares under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Corporation's common stock; return on net assets, equity or shareholders' equity; market share; or total return to shareholders ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Corporation as a whole or any business unit of the Corporation and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with the Corporation's financial statements. Performance goals have been based, and may be based in the future, on total shareholder return as compared with the Standard & Poor's Small Cap 600 Index.

Maximum Awards

        No participant in the Plan may receive in any calendar year an award of (i) Stock Options relating to more than 50,000 shares, (ii) Restricted Stock or Restricted Stock Units relating to more than 15,000 shares, (iii) Stock Appreciation Rights relating to more than 50,000 shares, or (iv) Performance Shares relating to more than 25,000 shares; provided, however, that the total awards to a participant for a calendar year may not relate to more than 100,000 shares. No non-employee director may receive in any calendar year Stock Options or awards of other benefits hereunder relating to more than 5,000 shares. The number of shares that may be issued during the term of the Plan for Restricted Stock, Restricted Stock Units and Performance Shares shall not exceed a total of 300,000 shares.

Adjustments

        The number and class of shares available under the Plan and the terms of outstanding awards may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Corporation. The Committee shall, as it deems appropriate and equitable, have the right to (1) proportionately adjust the number and types of shares of Common Stock (or other securities), exercise price, or performance standards of any or all benefits and (2) make provision for a cash payment or for substitution or exchange of any or all benefits, in connection with any extraordinary dividend or distribution, reclassification, recapitalization, stock split, reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or securities of the Corporation, or similar, unusual or extraordinary corporate transaction or a sale of substantially all of the assets of the Corporation.

Amendment of the Plan

        The board has the right and power to amend the Plan, provided, however, that the board may not amend the Plan in a manner which would impair or adversely affect the rights of the holder of a benefit without the holder's consent. The Corporation will obtain shareholder approval if the amendment increases the number of shares reserved under the Plan, if the amendment increases the maximum amount of shares that may be subject to awards to a participant in a year or if the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the Plan or the amendment.

Termination of the Plan

        The Plan may be terminated at any time by the board. Termination will not in any manner impair or adversely affect any benefit outstanding at the time of termination. The Plan will expire on the tenth anniversary of its approval by the shareholders.

Committee's Right to Modify Benefits

        Any benefit granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan, or applicable agreement entered into in connection with a benefit grant or with the consent of the participant to whom such benefit was granted.

Federal Tax Treatment

        Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Plan.

        A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Corporation is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Corporation will not be entitled to any deduction for federal income tax purposes.

        A participant who is granted a non-qualified stock option will not have taxable income at the time of grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Corporation is entitled to a tax deduction for the same amount.

        The grant of an SAR will produce no tax consequences for the participant or the Corporation. The exercise of an SAR results in taxable income to the participant equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise and a corresponding tax deduction to the Corporation.

        A participant who has been granted an award of restricted stock, restricted stock units or performance shares awards will generally not realize taxable income at the time of the grant, and the Corporation will not be entitled to a tax deduction at the time of the grant. When the restrictions lapse on restricted stock or the performance goals on performance shares are met, the participant will recognize taxable income in an amount equal to the fair market value of the shares at such time. A participant will realize taxable income upon delivery of shares pursuant to a restricted stock unit. In general, the Corporation will be entitled to a corresponding tax deduction except to the extent that restricted stock, restricted stock units or performance shares granted to "named executive officers" (as defined by the Securities and Exchange Commission) are not subject to restrictions based on Performance Criteria.

Limitation on the Corporation's Deduction

        Under Section 162(m) of the Code, the Corporation may not deduct otherwise deductible compensation paid to "Covered Employees" (i.e., generally, the Chief Executive Officer and the four highest compensated officers of the Corporation) to the extent that such compensation exceeds $1 million. An exception applies, however, for performance-based compensation if the terms under which such compensation is paid are approved by the Corporation's shareholders and certain other requirements are satisfied. Although the Corporation intends that awards under the Plan (other than awards not based on Performance Criteria) will satisfy the requirements to be considered performance-based compensation for purposes of Section 162(m) of the Code, there is no assurance such awards will satisfy such requirements, and, accordingly, Section 162(m) of the Code may limit the amount of deductions otherwise available to the Corporation (as described above) with respect to awards to "Covered Employees" under the Plan. The inclusion of the limits on individual awards and the Performance Criteria discussed above satisfy the requirements of Section 162(m) by establishing a maximum number of shares that may be represented by awards granted to any employee and by specifying the factors that may be used by the Committee with respect to awards made under the Plan.

Other Information

        As the administration of the Plan involves discretionary choices by the Committee, awards to be granted under the Plan in 2004 are not now determinable. Stock awards granted under the Plan in 2003 are disclosed under the heading "Executive Compensation" elsewhere in this Proxy Statement.

        As of February 27, 2004, the closing price per share of the Corporation's common stock was $32.40.

Effect of Approval of the Plan

        Approval by the shareholders of the Plan will permit the Committee the ability to make equity compensation awards in the form of stock options, SARs, restricted stock, restricted stock units and performance shares to key employees and non-employee directors. If the Plan is not approved with additional shares, the Committee will not have sufficient shares to make grants of equity compensation settled in stock to key employees for 2004.

Approval of the Plan

        The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the amendment to the Plan. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect.

        The board of directors recommends a vote FOR approval of the Thomas Industries Inc. Amended and Restated 1995 Incentive Stock Plan, as well as the award limits, business criteria and material terms of the performance-based awards to be granted under the Plan.

PROPOSAL 3. SHAREHOLDER PROPOSAL REGARDING
RIGHTS AGREEMENT AND THOMAS RESPONSE

        Pursuant to Rule 14a-8(l)(1) of the Exchange Act, the Corporation will provide the name, address and number of shares of common stock held by the proponent of this shareholder proposal promptly upon receipt of a written or oral request.

Resolution Proposed by Shareholder

        RESOLVED: that the shareholders of Thomas Industries Inc. (the "Corporation") request the Board of Directors redeem the Rights issued pursuant to the Rights Agreement, dated as of January 5, 1998, unless the holders of a majority of the outstanding shares approve the issuance at a meeting of the shareholders held as soon as practical.

Supporting Statement of Proponent

        On January 5, 1998, the Board of Directors adopted a Rights Agreement. The Rights represent a corporate anti-takeover device, commonly known as a "poison pill." Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 20% or more of the voting power of the Company. Once exercisable, the Rights entitle holders to purchase shares of the Company's Series B Junior Preferred Stock.

        We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the shareholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with interests of the shareholders. In effect, the pill allows a Board to arrogate to itself the sole right to determine what price a potential buyer must pay to acquire the entire company. The power of shareholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the shareholders' interests. We believe the shareholders should retain the right to decide for themselves what represents a fair price for their holdings.

        WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS PROPOSAL.

Statement in Opposition to Shareholder Proposal

        The board of directors believes that this shareholder proposal is not in the best interests of the Corporation or its shareholders and unanimously recommends that the shareholders vote against it.

        The board of directors adopted the Rights Agreement in 1987 to enhance the ability of the board, in a manner consistent with its fiduciary duties, to preserve and protect shareholder value in the event of certain unsolicited takeover attempts. Before making its decision to adopt the Rights Agreement, the board reviewed the arguments for and against adopting such a plan, and approved the Rights Agreement because the board believed that it would enable the board to better represent the interests of all the shareholders in the event of an unsolicited takeover bid. The board believes that the adoption of the Rights Agreement is appropriately within its scope of responsibilities acting on behalf of the shareholders. The board further believes that a requirement that shareholders approve the issuance of the Rights pursuant to the Rights Agreement undermines the board's power to fulfill its legal responsibilities and duties to advance shareholders' interests.

        Seven out of eight of our directors are independent. If presented with an unsolicited takeover bid for the Corporation, the board must act in accordance with its fiduciary duties. The Rights Agreement is designed to provide the board with the ability to take what it believes are the most effective steps to protect and maximize the value of the shareholders' investment in the Corporation. It is designed to encourage potential acquirers to negotiate directly with the board, which strengthens the board's bargaining position with the acquirer. The board believes that it is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and protect shareholders against potential abuses during the takeover process, such as one which would not treat all shareholders fairly and equally. The Rights Agreement is also intended, in part, to discourage a "creeping acquisition" of control whereby an acquirer may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure shareholders, potentially squeeze shareholders out of their investment without any viable alternatives and deprive shareholders of the full value of their investment in the Corporation.

        The board of directors' duty to the Corporation and its shareholders is to consider and evaluate any legitimate acquisition proposal and to determine whether any offer would deliver full value to shareholders. The Rights Agreement provides a means for the board to fulfill this duty and to maximize value for, and protect the interests of, all shareholders. The Rights Agreement is not intended to, and will not, prevent any takeover proposal that the board believes is in the best interests of the Corporation and its shareholders.

        The board of directors believes there are additional benefits of the Rights Agreement, which are specific to the Corporation by virtue of certain of the Corporation's agreements. In August 1998, the Corporation and The Genlyte Group ("Genlyte") formed a lighting joint venture that combined substantially all of the assets and liabilities of Genlyte and substantially all of the lighting assets and related liabilities of the Corporation to create the Genlyte Thomas Group LLC ("GTG"), estimated to be the third largest manufacturer of lighting fixtures and controls in North America. The Corporation owns a 32% interest in the joint venture and Genlyte owns a 68% interest. Under the terms of the joint venture agreement, if a shareholder acquires 25% or more of the outstanding stock of the Corporation, GTG has the right to acquire the Corporation's ownership interest in GTG. The Rights Plan, which is triggered when a shareholder acquires 20% or more of the outstanding stock of the Corporation, protects the Corporation from having to sell its interest in GTG at a time which may not be most favorable to the Corporation. The board believes that it is in the best interests of the Corporation and its shareholders to control the timing of any sale of its interest in GTG, and the Rights Agreement supports this objective.

        Rights plans have been adopted by more than 2,000 companies, including nearly 60% of the companies included in the S&P 500 index. The board of directors believes that the Rights Agreement is in the best interests of the Corporation and its shareholders and that the proper time to consider redemption of the Rights is if and when a specific offer is made to acquire the Corporation's stock. Redemption of the Rights prior to that time would be premature and would remove any incentive for a potential acquirer to negotiate with the board of directors to assure that the shareholders are treated fairly and would also remove certain protections from shareholders crossing the ownership thresholds described above from which the Corporation benefits.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

PROPOSALS OF SECURITY HOLDERS

        A shareholder proposal to be presented at the 2005 Annual Meeting must be received at the Corporation's executive offices, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207, by no later than November 12, 2004, for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

        In order for a shareholder to bring other business before a shareholders meeting, timely notice must be given to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than ninety days prior to the meeting of shareholders. If you want to present a proposal at next year's annual meeting, without including the proposal in the proxy statement, you must provide written notice to the Corporate Secretary at the address below. Notice of a proposal must include, for each matter, a brief description of the matter to be brought before the meeting; the reasons for bringing the matter before the meeting; and your name, address, the class and number of shares you own, and any material interest you may have in the proposal. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Corporation's proxy statement.

OTHER MATTERS TO COME BEFORE THE MEETING

        The board of directors of the Corporation knows of no other business which may come before the Annual Meeting. If any other matters are properly presented at the Meeting, the persons named in the proxy will vote upon them in accordance with their best judgment.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
Phillip J. Stuecker Vice President of Finance, Chief Financial Officer and Secretary
Date: March 12, 2004

EXHIBIT A

THOMAS INDUSTRIES INC.
AUDIT COMMITTEE CHARTER

1.     STATUS

        The Audit Committee (the "Audit Committee") is a committee of the Board of Directors (the "Board") of Thomas Industries Inc. (the "Company").

2.     PURPOSE

        The Audit Committee is appointed by the Board of Directors for the primary purposes of:

  •
  Performing the Board of Directors' oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things:

  •
  the integrity of the Company's financial statements;

  •
  the Company's compliance with legal and regulatory requirements;

  •
  review of the independent auditors qualifications and independence; and

  •
  the performance of the Company's internal audit function and the Company's independent auditors;

  •
  Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and independent auditors, and

  •
  Preparing the report to be included in the Company's annual proxy statement, as required by the Securities and Exchange Commission's ("SEC") rules.

3.     MEMBERSHIP AND QUALIFICATIONS

        The Audit Committee shall consist of at least three members of the Board, as the Board shall from time to time determine. All Committee members shall be "Independent," as the term is defined in the Company's Corporate Governance Guidelines, and meet the other qualification requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the New York Stock Exchange, Inc. and all other applicable laws and regulations. Each member of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, as each such qualification is interpreted by the Board of Directors in its business judgment. In addition, to the extent practicable, at least one member of the Audit Committee shall be an "audit committee financial expert" as such term is defined by the SEC.

4.     APPOINTMENT AND REMOVAL

        The members of the Committee shall be elected by the Board of Directors at its first meeting following the Annual Meeting of Shareholders and shall serve until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders and until their successors are elected or until their death, resignation or removal, with or without cause, in the discretion of the Board. In the event of a vacancy on the Committee for any reason, the Board shall elect an independent director to replace the departed Director for the remainder of the unexpired term. Unless a Chair is elected by the Board of

Directors, the members of the Committee shall elect a Chair by majority vote of the full Committee membership. A Committee member may resign by delivering his or her written resignation to the Chair of the Board.

5.     RESPONSIBILITIES

        The Audit Committee will:

  (1)
  Review and discuss the annual audited financial statements and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the independent auditors. In connection with such review, the Audit Committee will:

  •
  Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit;

  •
  Review significant changes in accounting or auditing policies;

  •
  Inquire as to the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements;

  •
  Review with the independent auditors any problems or difficulties encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work and management's response to such problems or difficulties;

  •
  Review with the independent auditors, management and the person responsible for internal auditing the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls;

  •
  Review reports required to be submitted by the independent auditor concerning: (a) all critical accounting policies and practices used; (b) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of such alternatives, and the accounting treatment preferred by the independent auditors; and (c) any other material written communications with management;

  •
  Review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements and the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

  •
  Discuss policies and procedures concerning earnings press releases and review the type and presentation of information to be included in earnings press releases (paying particular

2

      attention to any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

  (2)
  Review and discuss the quarterly financial statements and the Company's disclosures provided in periodic quarterly reports including "Management's Discussion and Analysis of Financial Condition and Results of Operations" with Management and the independent auditor.

  (3)
  Oversee the external audit coverage. The Company's independent auditors are ultimately accountable to the Audit Committee, which has the sole authority and responsibility to appoint, retain, compensate, terminate, select, evaluate and, where appropriate, replace the independent auditors. In connection with its oversight of the external audit coverage, the Audit Committee will:

  •
  Have the sole authority to appoint and replace the independent auditors;

  •
  Have the sole authority to approve the engagement letter and the fees to be paid to the independent auditors;

  •
  Pre-approve all audit and non-audit services to be performed by the independent auditors and the related fees for such services (subject to the inadvertent de minimus exceptions set forth in the Act and the SEC rules). In the event that any such non-audit services are pre-approved by the Audit Committee, all such pre-approvals shall be reported in the Company's next periodic report to be filed with the SEC;

  •
  Obtain confirmation and assurance as to the independent auditors independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for taking appropriate action in response to the independent auditors' report to satisfy itself of their independence;

  •
  At least annually, obtain and review a report by the independent auditors describing: the independent auditors internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and to assess the independent auditors' independence, all relationships between the independent auditors and the Company;

  •
  Meet with the independent auditors prior to the annual audit to discuss planning and staffing of the audit;

  •
  Review and evaluate the performance of the independent auditors, as the basis for a decision to reappoint or replace the independent auditors;

  •
  Set clear hiring policies for employees or former employees of the independent auditors, including but not limited to, as required by all applicable laws and listing rules; and

  •
  Assure regular rotation of the lead audit partner, as required by the Act, and consider whether rotation of the independent auditor is required to ensure independence.

3

  (4)
  Oversee internal audit coverage. In connection with its oversight responsibilities, the Audit Committee will:

  •
  Review the appointment or replacement of the person responsible for internal auditing;

  •
  Review, in consultation with management, the independent auditors and the person responsible for internal auditing, the plan and scope of internal audit activities;

  •
  Review internal audit activities, budget and staffing; and

  •
  Review significant reports to management related to internal audit functions and management's responses to such reports.

  (5)
  Review with the independent auditors and the person responsible for internal auditing the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

  (6)
  Resolve any differences in financial reporting between management and the independent auditors.

  (7)
  Establish procedures for (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  (8)
  Discuss policies and guidelines to govern the process by which risk assessment and risk management is undertaken.

  (9)
  Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

  (10)
  Meet periodically (not less than annually) in separate executive session with each of the chief financial officer, the person responsible for internal auditing, and the independent auditors.

  (11)
  Review periodically with management (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

  (12)
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisers.

  (13)
  Report regularly to the Board of Directors with respect to Audit Committee activities.

  (14)
  Prepare the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

  (15)
  Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

6.     PROCEDURES

  (1)
  Action.

    The Audit Committee shall meet at least four times annually or more frequently at its discretion or at the request of the Chair of the Board. A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a

4

    majority of members present at a meeting at which a quorum is present. Unless the Audit Committee, by resolution determines otherwise, any action required or permitted to be taken by the Audit Committee may be taken without a meeting if all members of the Audit Committee consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Audit Committee. However, the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of audit and permitted non-audit services, provided the decision is reported to the full Audit Committee at its next scheduled meeting.

    The Chairman of the Audit Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Audit Committee. The Chairman of the Audit Committee shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Audit Committee setting forth the names of the members of the Audit Committee or actions taken by the Audit Committee shall be sufficient evidence at all times as to the persons constituting the Audit Committee or such actions taken.

  (2)
  Fees.

    The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation: (a) to outside legal accounting or other advisors employed by the Audit Committee; and (b) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

  (3)
  Limitations.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of Management and the independent auditors.

  (4)
  Performance Review.

    The Audit Committee shall conduct an annual performance evaluation of itself, including a review of the compliance of the Audit Committee with this Charter. The Audit Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

        Adopted by the Board of Directors of Thomas Industries Inc. on February 17, 2004.

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        Explanatory Note: The Amended and Restated Thomas Industries Inc. 1995 Incentive Stock Plan is filed herewith pursuant to Instruction 3 to Item 10 of Schedule 14A and is not part of the proxy statement.

THOMAS INDUSTRIES INC. 1995 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED

        1.     Purpose. The Thomas Industries Inc. 1995 Incentive Stock Plan, as Amended and Restated (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as officers, directors and key employees of Thomas Industries Inc. (the "Company") and its subsidiaries and affiliates by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

        2.     Administration. The Plan will be administered by the Compensation Committee of the Board of Directors of the Company or another committee (the "Committee"), appointed by the Board from among its members consisting of one or more directors (or such minimum number of directors as may be required under applicable law) as the Board may designate from time to time. The Committee shall have the authority to make all determinations and take such other action as contemplated by the Plan or as may be necessary or advisable for the administration of the Plan and the effectuation of its purposes. The Board or Committee may delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under the Plan (a) to designate who will participate in the Plan, and (b) to determine the amount and type of Benefits to be awarded to participants, pursuant to a resolution that specifies the amount and type of Benefits that may be granted under the delegation, provided that no officer may be delegated the power to designate any officer (including himself or herself) as a recipient of such Benefits. Failure to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the grant of Benefits hereunder shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter. Benefits and transactions in or involving Benefits, intended to be exempt under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), must be duly and timely authorized by the Board or a committee consisting solely of two or more "non-employee directors" of the Corporation (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, the Committee charged with administering the Plan shall be composed entirely of independent directors of the Corporation (within the meaning of the applicable listing agency). Any action taken by, or inaction of, the Corporation, any subsidiary or affiliate, or the Committee relating or pursuant to the Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Benefit provided under this Plan).

        3.     Participants. Participants will consist of such key employees (including officers) and directors of the Company or its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

        4.     Types of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock and Restricted Stock Units; and (e) Performance Shares; all as described below.

        5.     Shares Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 550,000 shares of Common Stock, which may be authorized but unissued or treasury shares. In addition, any shares of Common Stock remaining available for Benefits under the Company's

Nonemployee Director Stock Option Plan (the "Director Plan") on the date of the 2004 annual meeting of shareholders of the Company shall thereafter be available for Benefits hereunder. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. If there is a lapse, expiration, termination or cancellation of any Stock Option issued under the Plan or the Director Plan prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan or the Director Plan and thereafter are reacquired by the Company, the shares subject to those options and the reacquired shares shall be added to the shares available for benefits under the Plan. Shares covered by a Benefit granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the participant upon exercise of the right. In addition, any shares of Common Stock exchanged by an optionee as full or partial payment to the Company of the exercise price under any Stock Option exercised under the Plan, any shares retained by the Company pursuant to a participant's tax withholding election, and any shares covered by a Benefit which is settled in cash, in each case including Benefits under both this Plan and the Director Plan, shall be added to the shares available for Benefits under the Plan. Under the Plan, no participant may receive in any calendar year (i) Stock Options, in either Non-Qualified Stock Options, Incentive Stock Options or a combination of both, relating to more than 50,000 shares, (ii) Restricted Stock or Restricted Stock Units, whether or not subject to the attainment of Performance Goals, that are subject to relating to more than 15,000 shares, (iii) Stock Appreciation Rights relating to more than 50,000 shares, or (iv) an award to receive Performance Shares relating to more than 25,000 shares; provided, however, that notwithstanding the forgoing, the total amount of Benefits that may be awarded to a participant for a calendar year shall not relate to more than 100,000 shares. No non-employee director may receive in any calendar year Stock Options or awards of other benefits hereunder relating to more than 5,000 shares. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 11 hereof. Notwithstanding anything else contained in this Section 5 the number of shares that may be issued under the Plan for Restricted Stock, Restricted Stock Units and Performance Shares in the aggregate during the term of the Plan shall not exceed a total of 300,000 shares (subject to adjustment in accordance with Section 11 below).

        6.     Stock Options. Incentive Stock Options and Non-qualified Stock Options will consist of stock options to purchase Common Stock at purchase prices not less than 100% of the fair market value of the Common Stock on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery (or certification of ownership) of shares of Common Stock of the Company owned by the participant for a period of at least six months. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company, together with a copy of the irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. Non-qualified Stock Options and Incentive Stock Options shall be exercisable not later than ten years after the date they are granted. Stock Options shall become exercisable at such time and shall be subject to such terms and conditions as the Committee shall determine. In the event of termination of employment, all stock options shall terminate at such times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

        7.     Stock Appreciation Rights. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a)   Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the fair market value of the shares subject thereto up to the date the right is exercised. Such appreciation shall be measured from not less than the fair market value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common

  Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

          (b)   Each Stock Appreciation Right will be exercisable at the times and to the extent set forth therein, but no Stock Appreciation Right may be exercisable more than ten years after it was granted.

        8.     Restricted Stock and Restricted Stock Units. Restricted Stock and Restricted Stock Units may be awarded to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions and conditions as the Committee determines, including, without limitation, any of the following:

          (a)   a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

          (b)   a requirement that the holder forfeit such shares or units in the event of termination of employment during the period of restriction; or

          (c)   the attainment of performance goals described in Section 10 hereof.

        All restrictions shall expire at such times as the Committee shall specify.

        9.     Performance Shares. The Committee shall designate the participants to whom performance shares ("Performance Shares") is to be awarded and determine the number of shares, the length of the performance period and the other terms and conditions of each such award. Each award of Performance Shares shall entitle the participant to a payment in the form of shares of Common Stock upon the attainment of performance goals and other terms and conditions specified by the Committee.

        Notwithstanding satisfaction of any performance goals, the number of shares issued under a Performance Shares award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares earned upon satisfaction of any performance goal by any participant who is a Covered Employee. The Committee may, in its discretion, make a cash payment equal to the fair market value of shares of Common Stock otherwise required to be issued to a participant pursuant to a Performance Shares award.

        10.   Performance Goals. Awards of Restricted Stock, Restricted Stock Units and Performance Shares under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to, cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company Common Stock; return on net assets, equity or stockholders' equity; market share; or total return to stockholders ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Performance Criteria shall be calculated in accordance with the Company's financial statements. Performance goals have been based, and may be based in the future, on total shareholder return as compared with the Standard & Poor's Small Cap 600 Index.

        11.   Adjustment Provisions. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

          (a) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Benefits (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Benefits, (iii) the grant, purchase, or exercise price of any or all outstanding Benefits, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Benefits, or (v) the performance standards appropriate to any outstanding Benefits, or

          (b) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Benefits or the cash, securities or property deliverable to the holder of any or all outstanding Benefits based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

        The Committee shall value Benefits as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, Stock Appreciation Rights or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

        In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

        12.   Nontransferability. Each Benefit granted under the Plan to an employee shall not be transferable by him otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant, each Benefit theretofore granted to him shall be exercisable within the period after his death established by the Committee at the time of grant (but not beyond the stated duration of the Benefit) and then only:

          (a)   By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Benefit shall pass by will or the laws of descent and distribution; and

          (b)   To the extent that the deceased participant was entitled to do so at the date of his death.

        Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of the Benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons subject to such terms and conditions as may be established by the Committee.

        13.   Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, restrictions on resale or other disposition, provisions for the acceleration of exercisability of Benefits in the event of a change of control of the Company, provisions for the payment of the value of the Benefits to participants in the event of a change of control of the Company, provisions to comply with Federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

        14.   Interpretation of the Plan and Rule Making Authority. Subject to the express provisions of this Plan and any express limitations on delegated authority, the Committee will have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in the Plan, and prescribe, amend and rescind rules and regulations relating to the administration of the Plan or the Benefits granted under this Plan.

        15.   Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the applicable charter of the Compensation Committee of the Board: (a) a majority of the members of the Committee shall constitute a quorum, and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select. The costs of administration of the Plan will be paid by the Company.

        16.   Events Not Deemed Termination of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the Award

        17.   Effect of Change of Subsidiary or Affiliate Status. For purposes of the Plan and any Benefit hereunder, if an entity ceases to be a subsidiary or affiliate of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary or affiliate who does not continue as a participant in respect of another entity within the Company after giving effect to the subsidiary's or affiliate's change in status.

        18.   Fair Market Value. For purposes hereof, fair market value of Common Stock shall be the closing sale price for the Company's Common Stock as reflected in the New York Stock Exchange Composite Transaction Quotations for the date of calculation (or on the next preceding trading date if Common Stock was not traded on the date of calculation).

        19.   Taxes. The Company shall be entitled if necessary or desirable to pay or withhold the amount of any tax attributable to any amounts payable under the Plan after giving the person entitled to receive such amount notice as far in advance as practicable, and the Company may defer making payment as to any Benefit if any such tax may be pending until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non-qualified Stock Options or other Benefits under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld.

        20.   Tenure and Benefit Rights. A participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a Benefit made pursuant to the Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Benefits under the Plan may be awarded in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

        21.   Amendment and Termination. The terms and conditions applicable to any Benefit granted under the Plan may be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, or under any other present or future plan of the Company, stock options or other Benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any Benefit previously or hereafter granted to him under any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without shareholder approval if shareholder approval of such amendment is required by law, regulation, or stock exchange rule.

        22.   Shareholder Approval. The Plan was adopted by the Board of Directors of the Company on February 17, 2004. The Plan and any Benefits granted hereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors. This Plan shall continue in effect for ten years from the date of its approval by the shareholders or until terminated by the Board pursuant to Section 21.

        23.   Governing Law; Construction; Severability. This Plan, the Benefits awarded hereunder, all documents evidencing Benefits and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware. If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the Benefits and transactions permitted by Benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the Benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of Benefits or events in connection with a Benefit if a Benefit or related event does not so qualify.

DETACH CARD HERE

PROXY THOMAS INDUSTRIES INC. 4360 BROWNSBORO ROAD, SUITE 300, LOUISVILLE, KENTUCKY 40207 Solicited on behalf of the Board of Directors Annual Meeting of Shareholders—April 22, 2004

        The undersigned hereby appoints Timothy C. Brown and Phillip J. Stuecker, or either of them, with full powers of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Thomas Industries Inc., to be held at the Hyatt Regency Hotel, 320 West Jefferson Street, Louisville, Kentucky, on Thursday, April 22, 2004, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	Election of Directors
	/ /	FOR all the nominees listed below (except as marked to the contrary below)	/ /	WITHHOLD AUTHORITY to vote for all the nominees listed below
H. Joseph Ferguson Anthony A. Massaro George H. Walls, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
2.	Proposal to approve Amended and Restated Thomas Industries Inc. 1995 Incentive Stock Plan	FOR / /	AGAINST / /	ABSTAIN / /
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.
3.	Shareholder Proposal-Rights Agreement	FOR / /	AGAINST / /	ABSTAIN / /
Please mark, sign on the reverse side, date, and return in the enclosed envelope.
(Continued and to be signed on reverse side)

DETACH CARD HERE

(Continued from other side)

4.
In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR Proposal 1 and Proposal 2 and AGAINST Proposal 3.

Date	, 2004
Signature(s)
Signature(s)

When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian, or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.

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SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK APPRECIATION RIGHTS GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CORPORATE GOVERNANCE PRACTICES AND SHAREHOLDER COMMUNICATIONS
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PROCESSES
BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
PROPOSAL 2. APPROVAL OF AMENDED AND RESTATED THOMAS INDUSTRIES INC. 1995 INCENTIVE STOCK PLAN
PROPOSAL 3. SHAREHOLDER PROPOSAL REGARDING RIGHTS AGREEMENT AND THOMAS RESPONSE
PROPOSALS OF SECURITY HOLDERS
OTHER MATTERS TO COME BEFORE THE MEETING
AUDIT COMMITTEE CHARTER
THOMAS INDUSTRIES INC. 1995 INCENTIVE STOCK PLAN, AS AMENDED AND RESTATED